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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Royal Bancshares of Pennsylvania, Inc.
Narberth, Pennsylvania

         We have issued our reports dated March 14, 2006, relating to the consolidated financial statements, and the effectiveness of Royal Bancshares of Pennsylvania, Inc.'s internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements on Form S-8 (File No. 333-129894 and File No. 333-25855) of Royal Bancshares of Pennsylvania, Inc.




Beard Miller Company LLP
Reading, Pennsylvania
June 19, 2006